Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 16, 2018 in the Registration Statement (Form S-1) and related Prospectus of Arcus Biosciences, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

February 16, 2018